UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 31, 2016

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC, Energy Future Competitive Holdings Company LLC and Texas Competitive Electric Holdings Company LLC (“TCEH”), but excluding Oncor Electric Delivery Holdings Company LLC and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases pending in the Bankruptcy Court concerning the Bankruptcy Filing are referred to in this Current Report on Form 8-K as the “Chapter 11 Cases.” During the pendency of the Chapter 11 Cases, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

TCEH has executed a debt commitment letter (the “Debt Commitment Letter”), dated May 31, 2016, with Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY, “DB”), Barclays Bank PLC (“Barclays”), Citigroup Global Markets Inc., Citibank N.A., Citicorp USA, Inc., Citicorp North America, Inc. (and any of its affiliates it deems appropriate, “Citi”), Credit Suisse AG (acting through such of its affiliates and branches it deems appropriate, “CS”) and Credit Suisse Securities (USA) LLC (acting through such of its affiliates and branches it deems appropriate, “CS Securities” and together with CS and their respective affiliates, “Credit Suisse”), Royal Bank of Canada (“Royal Bank”) and RBC Capital Markets (“RBCCM” and, together with Royal Bank, “RBC”), UBS AG, Stamford Branch (“UBS Stamford”) and UBS Securities LLC (“UBSS” and, together with UBS Stamford, “UBS”), and Natixis, New York Branch (“Natixis NY” and, together with DB, Barclays, Citi, Credit Suisse, RBC and UBS, the “Commitment Parties”), pursuant to which, subject to the conditions set forth therein, the Commitment Parties committed to provide secured financing consisting of either (1) a senior secured first lien credit facility in an aggregate principal amount of $750 million (the “Senior Revolving Credit Facility”), a senior secured term loan facility in an aggregate principal amount of $2.85 billion (the “Senior Term Loan B Facility”) and a senior secured term loan facility in an aggregate principal amount of $650 million (the “Senior Term Loan C Facility”, and together with the Senior Revolving Credit Facility and Senior Term Loan B Facility, the “Senior Facilities”), or (2) a senior secured superpriority debtor-in-possession and exit credit agreement consisting of a superpriority senior secured first lien revolving credit facility in an aggregate principal amount of $750 million (the “DIP Roll Revolving Credit Facility”), a superpriority senior secured term loan facility in an aggregate principal amount of $2.85 billion (the “DIP Roll Term Loan B Facility”), and a superpriority senior secured term loan facility in an aggregate principal amount of $650 million (the “DIP Roll Term Loan C Facility”, and together with the DIP Roll Revolving Credit Facility and the DIP Roll Term Loan B Facility, the “DIP Roll Facilities”), which DIP Roll Facilities will, subject to the conditions set forth in the Debt Commitment Letter, convert to longer term facilities on the Conversion Date (as defined in the Debt Commitment Letter). There can be no assurances that such conditions will be satisfied or waived (if applicable).

The commitments of the Commitment Parties to provide the Senior Facilities or the DIP Roll Facilities, as applicable, are subject to certain conditions set forth in the Debt Commitment Letter. However, there can be no assurances that such conditions will be satisfied or waived (if applicable).

The foregoing description of the Debt Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

The Debt Commitment Letter shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not otherwise subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Debt Commitment Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: June 1, 2016